Exhibit 10.1

FIRST AMENDMENT
TO THE
CONSTRUCTION PARTNERS, INC.
2024 RESTRICTED STOCK PLAN

This FIRST AMENDMENT TO THE CONSTRUCTION PARTNERS, INC. 2024 RESTRICTED STOCK PLAN (this “Amendment”), dated as of January 30, 2025, is made and entered into by Construction Partners, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Construction Partners, Inc. 2024 Restricted Stock Plan (the “Plan”).

RECITALS

WHEREAS, Article IX of the Plan provides that the Compensation Committee of the Board of Directors of the Company (the “Committee”) may amend the Plan at any time; and

WHEREAS, the Committee desires to amend the Plan to remove the limitations under Article VII, Section 7.1 relating to fiscal year grants.

NOW, THEREFORE, in accordance with Article IX of the Plan, the Company hereby amends the Plan, effective as of the date hereof, as follows:

1. Article VII, Section 7.1 of the Plan is amended by deleting the second sentence of Article VII, Section 7.1 in its entirety.

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

CONSTRUCTION PARTNERS, INC.

By:	/s/ Fred J. Smith, III
Name:	Fred J. Smith, III
Title:	President and Chief Executive Officer